As filed with the Securities and Exchange Commission on May 23, 2013

Registration No. 333–

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1506125
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive Brookfield, Wisconsin	53045
( Address of Principal Executive Offices)	( Zip Code)

Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan

(Full Title of the Plan)

with a copy to:

Thomas J. Hirsch Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary Fiserv, Inc. 255 Fiserv Drive Brookfield, Wisconsin 53045 (262) 879-5000	Benjamin F. Garmer, III John K. Wilson Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01	10,000,000 shares	$89.69(2)	$896,900,000(2)	$122,338

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan.
(2)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Fiserv, Inc. common stock on The Nasdaq Global Select Market on May 22, 2013.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

The purpose of this Registration Statement is to register 10,000,000 additional shares of common stock, par value $.01 per share, of Fiserv, Inc. (the “Company”) in connection with the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan.

Pursuant to General Instruction E of Form S-8, the contents of the Company’s Registration Statement on Form S-8 (Reg. No. 333-143191), including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on May 23, 2013.

FISERV, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on May 23, 2013. Each person whose signature appears below constitutes and appoints Jeffery W. Yabuki, President and Chief Executive Officer, Thomas J. Hirsch, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, and Charles W. Sprague, Executive Vice President, General Counsel and Secretary, and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Donald F. Dillon Donald F. Dillon	Chairman of the Board

/s/ Jeffery W. Yabuki Jeffery W. Yabuki	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas J. Hirsch Thomas J. Hirsch	Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)

/s/ Christopher M. Flink Christopher M. Flink	Director

/s/ Daniel P. Kearney Daniel P. Kearney	Director

/s/ Dennis F. Lynch Dennis F. Lynch	Director

/s/ Denis J. O’Leary Denis J. O’Leary	Director

/s/ Glenn M. Renwick Glenn M. Renwick	Director

/s/ Kim M. Robak Kim M. Robak	Director

/s/ Doyle R. Simons Doyle R. Simons	Director

/s/ Thomas C. Wertheimer Thomas C. Wertheimer	Director

EXHIBIT INDEX

Exhibit No.	Exhibit
(4.1)	Restated Articles of Incorporation (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

(4.2)	Amended and Restated By-laws (filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on May 24, 2012 and incorporated herein by reference).

(4.3)	Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Annex A to the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders filed on April 12, 2013 and incorporated herein by reference).

(4.4)	Form of Restricted Stock Agreement (Non-Employee Director) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 23, 2007 and incorporated herein by reference).

(4.5)	Form of Restricted Stock Agreement (Employee) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on May 23, 2007 and incorporated herein by reference).

(4.6)	Form of Restricted Stock Unit Agreement (Non-Employee Director) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on February 24, 2012 and incorporated herein by reference).

(4.7)	Form of Restricted Stock Unit Agreement (Employee) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on February 24, 2012 and incorporated herein by reference).

(4.8)	Form of Non-Qualified Stock Option Agreement (Non-Employee Director) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed on February 24, 2012 and incorporated herein by reference).

(4.9)	Form of Stock Option Agreement (Employee) under the Amended and Restated Fiserv, Inc. 2007 Omnibus Incentive Plan (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed on February 24, 2012 and incorporated herein by reference).

(5)	Opinion of Charles W. Sprague, Esq.

(23.1)	Consent of Deloitte & Touche LLP.

(23.2)	Consent of Charles W. Sprague, Esq. (contained in Exhibit 5 hereto).

(24)	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).